                                                                     EXHIBIT 3.1

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE                   PAGE 1

                         ____________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "LMC LEASING, LTD.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 1994, AT 11 O'CLOCK A.M.

                                    [SEAL]


                                    [SEAL]  /s/ Edward J. Freel
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2373222   8100                              AUTHENTICATION:  9134498

981226953                                             DATE:  06-12-98

                         CERTIFICATE OF INCORPORATION

                                      OF

                               LMC LEASING, LTD.

                                **************


     THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST:  The name of the Corporation is LMC LEASING, LTD.

     SECOND: The registered office of the Corporation is to be located at 1209 Orange Street in the City of Wilmington in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation is authorized to issue is Three Thousand (3,000) shares of common stock, $0.01 par value per share.

     FIFTH:  The name and address of the Incorporator is as follows:

          NAME                      ADDRESS
          ----                      -------

          Mark S. Albert            c/o D'Ancona & Pflaum
                                    30 N. LaSalle Street
                                    Suite 2900
                                    Chicago, IL 60602

     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

     (1) The number of directors of the Corporation shall from time to time be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

     (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to authorize and cause to be executed mortgages and liens on all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

     (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders are present in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

     (4) In addition to the powers and authorities expressly conferred upon the directors of the corporation, either by this Certificate or by Statute, the directors are hereby empowered to exercise all such powers and do all such acts as may be exercised or done by the Corporation, so long as such actions do not violate applicable law, this Certificate, and any by-laws of the Corpo ration from time to time enacted by the stockholders of the Corporation; provided, however, that no by-laws shall invalidate any prior act of the directors which would have been valid if such by-laws had not been enacted.

     SEVENTH: The Corporation shall, to the fullest extent permitted by law, indemnify all persons whom it may indemnify pursuant thereto.

     EIGHTH: The liability of the Corporation's directors to the Corporation or its stockholders shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. No amendment to or repeal of this ARTICLE EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of January, 1994.


                                             /s/ Mark S. Albert
                                             -----------------------------------
                                             Mark S. Albert

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE                   PAGE 1

                         ____________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "LMC LEASING, LTD.", FILED IN THIS OFFICE ON THE SECOND DAY OF DECEMBER A.D. 1996, AT 9 O'CLOCK A.M.


                                    [SEAL]


                                    [SEAL]  /s/ Edward J. Freel
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2373222   8100                              AUTHENTICATION: 9134497

981226953                                             DATE: 06-12-98

            CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT


It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is LMC LEASING, LTD.

     2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

     3. The registered agent of the Corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the Corporation is hereby changed.

     4. The Corporation has authorized the changed hereinbefore set forth by resolution of its Board or Directors.

Signed:   October 23, 1996
        ------------

                                             [SIGNATURE ILLEGIBLE]^^
                                             ------------------------------
                                             President
                                             William J. Sabo

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE                   PAGE 1

                         ____________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LMC LEASING, LTD.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF DECEMBER, A.D. 1997, AT 6 O'CLOCK P.M.


                                    [SEAL]


                                    [SEAL]  /s/ Edward J. Freel
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2373222   8100                              AUTHENTICATION:  9134496

981226953                                             DATE:  06-12-98

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                               LMC LEASING, LTD.


                                * * * * * * * *

     LMC LEASING, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation by unanimous written consent dated November 10, 1997, duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that subject to the approval of the shareholders of the Corporation, Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to be and read as follows:

          "Fourth: A. The total number of shares of stock which the Corporation is authorized to issue is Six Thousand (6,000) shares, Three Thousand (3,000) of which shall be classified as Common Shares, par value $0.01 per share, and Three Thousand (3,000) of which shall be classified as Non-Voting Common Shares, par value $0.01 per share.

          B. The Common Shares and the Non-voting common Shares shall be identical in all respects, except that unless specifically required by the Delaware General Corporation Law pertaining to voting by class, the Non-Voting Common Shares shall have no voting rights."

     SECOND: That in lieu of holding a meeting and vote of stockholders, the stockholders entitled to vote have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said LMC LEASING, LTD. has caused this certificate to be signed by Peter A. Ferro, Jr., its Chief Executive Officer, and attested by Michael W. Hansen, its Secretary, this 22nd day of December, 1997.


                                By: /s/ Peter A. Ferro
                                    --------------------------------------------
                                    Peter A. Ferro, Jr., Chief Executive Officer


ATTEST:


/s/ Michael W. Hansen
----------------------------
Michael W. Hansen, Secretary

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE                   PAGE 1

                         ____________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LMC LEASING, LTD.", CHANGING ITS NAME FROM "LMC LEASING, LTD.", TO "EMPRESS ENTERTAINMENT, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MAY, A.D. 1998, AT 1 O'CLOCK P.M.


                                    [SEAL]


                                    [SEAL]  /s/ Edward J. Freel
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2373222   8100                              AUTHENTICATION:  9134495

981226953                                             DATE:  06-12-98

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                               LMC LEASING, LTD.

                                **************


     LMC LEASING, LTD. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation at a special meeting of the Board of Directors duly held and convened on May 1, 1998 adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at a special meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

          "RESOLVED, that Article 1 of the Certificate of Incorporation of the Corporation, is hereby amended to be and read as follows:

          "1.  The name of the corporation is Empress Entertainment, Inc."

     SECOND: That in a lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said LMC Leasing, Ltd. has caused this certificate to be signed by John G. Costello, its Vice President, and attested by Michael W. Hansen, its Secretary, this 28th day of May, 1998.


                              By: [SIGNATURE ILLEGIBLE]^^
                                 ---------------------------------
                                 Vice President

ATTEST:


Michael W. Hansen
--------------------------------
Secretary

                                       2